Exhibit 99.1


For Immediate Release
Thursday, October 28, 2004
Press Release


       FNB CORPORATION REPORTS RECORD THIRD QUARTER EARNINGS AND
                  ANNOUNCES FOURTH QUARTER DIVIDEND


CHRISTIANSBURG, Virginia - William P. Heath, Jr., President and CEO of
FNB Corporation (NASDAQ: FNBP), announced record quarterly earnings for the parent company of First National Bank, FNB Salem Bank & Trust, and Bedford Federal Savings Bank ("Bedford"). FNB Corporation's ("FNB" or the "Corporation") net income for third quarter 2004 was $3,707,000, up $147,000 or 4.1 percent over the $3,560,000 earned in the third quarter of last year; and up $281,000 or 8.2 percent over second quarter 2004. Basic earnings per share declined from $.53 in third quarter 2003 to $.51 in third quarter 2004.

The increase in third quarter net income over the prior year was principally due to higher earnings in the Corporation's community banking business that resulted from growth in loans, deposits, and revenue from other business lines, which was partially offset by reduced volume and earnings in the Corporation's mortgage banking business. Loans and deposits increased 11 percent and 7 percent, respectively, over the prior year.

Earnings were up from second quarter 2004 primarily due to improvement in net interest income and the net interest margin. Management anticipates that the net interest margin will further improve if the Federal Reserve continues to raise interest rates as anticipated.

Year-to-date net income grew 10.2 percent, from $9,571,000 last year to $10,543,000 this year, due to the acquisition of Bedford and higher earnings from the Corporation's community banking business, which was partially offset by lower volume and earnings in the Corporation's mortgage banking business. Basic earnings per share declined to $1.46 from $1.57 in the prior year, primarily because of reduced mortgage volume.

FNB's asset quality continues to compare favorably with peers. Non-performing assets as a percent of loans and other real estate owned improved from .58 percent at September 30, 2003 to .46 percent at September 30, 2004.

Total assets of the Corporation at September 30, 2004 were $1,394,175,000, up
6.0 percent from $1,315,504,000 last year.

Details of the Corporation's financial performance are provided at the end of this release.

"FNB continues to implement strategies to stimulate growth in new markets, further streamline operations to enhance efficiency, and trim costs where possible without negatively impacting customer service," reported Heath. "We are optimistic that an improving economy and the ongoing efforts of our staff and management team will further boost our performance."

Heath also noted, "The Corporation will close its mortgage loan production office on Hilton Head Island, South Carolina by year-end. This office was successful in generating a significant amount of portfolio mortgage loans but did not meet business plan expectations for mortgage loans sold in the secondary market. The Corporation expects to realize earnings benefits in 2005 from the reduction in operating expense associated with the closure of this office and from ongoing income from the portfolio loans it generated."

FNB's Board of Directors approved today a quarterly cash dividend payment on November 26, 2004, in the amount of $0.19 per share, to stockholders of record on November 15, 2004. This is an increase of 5.6 percent over the dividend declared for the fourth quarter of 2003, and it equates to an annual yield to shareholders of approximately 2.8 percent based on the stock's recent trading price.

FNB Corporation is one of the largest publicly-held commercial bank holding companies based in Virginia, with nearly $1.4 billion in assets. Through the activities of its affiliates, First National Bank, FNB Salem Bank & Trust, and Bedford Federal Savings Bank, the Corporation operates 26 branches and 2 loan production offices. Services are also provided around the clock through 52 automated teller machines, telephone banking, and on-line banking at www.fnbonline.com.

For more information contact:

William P. Heath, Jr.                           Daniel A. Becker
President/CEO                                   Executive Vice President/CFO
(540) 382-6041                                  (540) 381-6758


Statements made in this release relating to the company's future prospects and performance are "forward-looking statements" that are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied by such statements.
Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to, changes in: interest rates, general economic conditions, the legislative/regulatory climate, monetary and fiscal policies of the US Government including policies of the US Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the company's market area, and accounting principles, policies, and guidelines. The information provided in this release is provided only as of the date of this release, and the company undertakes no obligation to update any forward-looking statements made herein.

FNB CORPORATION AND SUBSIDIARIES
(in thousands, except percent and per share data)

                                       2004       2003     Change   % Change
Quarter Ended September 30
  Net income                    $     3,707 $    3,560        147        4.1
  Net interest income                12,101     11,024      1,077        9.8
  Net interest income (FTE)(1)       12,201     11,179      1,022        9.1
  Securities gains(losses), net           9         (4)        13     (100.0)
  Noninterest income excluding
   securities gains (losses)          3,561      4,280       (719)     (16.8)
  Noninterest expense                 9,114      9,297       (183)      (2.0)
  Provision for loan losses             753        587        166       28.3

Per Share Data
  EPS basic                     $      0.51 $     0.53      (0.02)      (3.8)
  EPS fully diluted                    0.51       0.52      (0.01)      (1.9)
  Dividends declared                   0.19       0.18       0.01        5.6
  Book value                          20.40      19.26       1.14        5.9
Weighted average shares
 outstanding basic                    7,263      6,732        531        7.9
Weighted average shares
 outstanding fully diluted            7,323      6,800        523        7.7
Shares outstanding quarter
 end (net of unearned)                7,269      7,205         64        0.9

Financial Ratios
  Return on average assets             1.07%      1.16%
  Return on average share-
   holders' equity                    10.24      11.37
  Net interest margin (1)              3.85       4.00
  Equity to assets                    10.64      10.55
  Allowance for loan losses
   to loans, net of unearned
   income                              1.20       1.19

Selected Balances at September 30
  Total assets                  $ 1,394,175 $1,315,504     78,671        6.0
  Loans, net of unearned
   income                         1,086,535    977,992    108,543       11.1
  Allowance for loan losses          13,031     11,677      1,354       11.6
  Securities                        158,336    172,157    (13,821)      (8.0)
  Deposits                        1,117,080  1,040,774     76,306        7.3
  Other interest-bearing funds      122,936    127,647     (4,711)      (3.7)
  Shareholders' equity              148,288    138,798      9,490        6.8

Nine Months Ended September 30
  Net income                    $    10,543 $    9,571        972       10.2
  EPS basic                            1.46       1.57      (0.11)      (7.0)
  EPS fully diluted                    1.44       1.55      (0.11)      (7.1)
  Dividends declared per share         0.55       0.52       0.03        5.8
  Weighted average shares
   outstanding basic                  7,246      6,097      1,149       18.8
  Weighted average shares
   outstanding fully diluted          7,316      6,163      1,153       18.7
  Return on average assets             1.03%      1.19%     (0.16)      NM
  Return on average share-
   holders' equity                     9.77      11.99      (2.22)      NM
  Net interest margin (1)              3.85       4.10      (0.25)      NM

Asset Quality                                 % of Loans           % of Loans
                                       2004      & ORE      2003      & ORE
Nonperforming Assets
  Nonaccrual loans                 $  3,077       0.28  $  2,531       0.26
  Other real estate                   1,057       0.10     1,831       0.19
  Loans past due 90 days
   or more                              888       0.08     1,285       0.13
  Total nonperforming assets       $  5,022       0.46  $  5,647       0.58


Net charge off ratio                   0.16%                0.12%

(1) Fully taxable equivalent
NM - Not meaningful

FNB CORPORATION AND SUBSIDIARIES
(in thousands, except percent and per share data)

                                       2004       2003     Change   % Change
Alternative Performance Measures
for Quarter Ended
September 30 (2)
  Net income                     $    3,707 $    3,560        147        4.1
  Plus amortization of core
   deposit intangibles                  346        333         13        3.9
  Equals cash basis operating
   earnings (2)                       4,053      3,893        160        4.1
  QTD average assets              1,388,100  1,229,713    158,387       12.9
  Less QTD intangible assets         48,443     41,874      6,569       15.7
  Equals QTD average tangible
   assets (2)                     1,339,657  1,187,839    151,818       12.8
  QTD average equity                144,800    125,522     19,278       15.4
  Less intangible assets equals
   QTD average tangible
   equity (2)                        96,357     83,648     12,709       15.2
  Cash basis EPS (2)                   0.56       0.58      (0.02)      (3.4)
  Cash basis EPS fully
   diluted (2)                         0.55       0.58      (0.03)      (5.2)
  Cash basis return on average
   tangible assets (2)                 1.21%      1.31%     (0.10)      (7.6)
  Cash basis return on average
   tangible equity (2)                16.82      18.50      (1.68)      (9.1)

Alternative Performance Measures
for Nine Months Ended
September 30 (2)
  Net income                    $    10,543 $    9,571        972       10.2
  Plus amortization of core
   deposit intangibles                1,040        813        227       27.9
  Equals cash basis operating
   earnings (2)                      11,583     10,384      1,199       11.5
  YTD average assets              1,363,589  1,073,086    290,503       27.1
  Less YTD intangible assets         48,792     31,455     17,337       55.1
  Equals YTD average tangible
   assets (2)                     1,314,797  1,041,631    273,166       26.2
  YTD average equity                143,810    106,467     37,343       35.1
  Less intangible assets equals
   YTD average tangible
   equity (2)                        95,018     75,012     20,006       26.7
  Cash basis EPS (2)                   1.60       1.70      (0.10)      (5.9)
  Cash basis EPS fully diluted (2)     1.58       1.68      (0.10)      (6.0)
  Cash basis return on average
   tangible assets (2)                 1.18%      1.33%     (0.15)     (11.3)
  Cash basis return on average
   tangible equity (2)                16.25      18.46      (2.21)     (12.0)


(2) As a supplement to Generally Accepted Accounting Principles ("GAAP"), management also reviews operating performance based on its "cash basis earnings" to fully analyze its core businesses. Cash basis earnings exclude amortization expense attributable to intangibles (goodwill and core deposit intangibles) that do not qualify as regulatory capital. Financial ratios based on cash basis earnings exclude the amortization of nonqualifying intangible assets from earnings and the unamortized balance of nonqualifying intangibles from assets and equity.

    In management's opinion, cash basis earnings are useful to investors because by excluding non-operating adjustments stemming from the consolidation of our organization, they allow investors to see clearly the combined economic results of our multi-bank company. These non-GAAP disclosures should not, however, be viewed as a substitute for GAAP measures, nor should they be viewed in direct comparison with non-GAAP measures of other companies.